EXHIBIT 99.1

Excerpts from the Offering Memorandum of QXO Building Products, Inc., Dated June 3, 2026

As used in this Exhibit 99.1, unless otherwise indicated or the context otherwise requires, the terms “QXO,” “the Company,” “we,” “us” and “our” in the excerpts from the offering memorandum mean QXO, Inc., a Delaware corporation, and its subsidiaries.

Risks Related to Product Supply and Vendor Relations

An inability to obtain the products that we distribute could result in lost revenues and reduced margins and damage relationships with customers.

We distribute roofing materials and other complementary building products, such as siding and waterproofing, that are manufactured by a number of major suppliers. Disruptions in our sources of supply may occur as a result of various reasons, including unanticipated demand, production or delivery difficulties, the loss of key supplier arrangements, or broad disruptive events (whether globally, in the United States, or abroad), such as wars, terrorist actions, cybersecurity attacks or other technological disruptions with respect to manufacturers or the material vendors we rely on, trade disputes, labor disputes, changes in regulation, macroeconomic events, government shutdowns, natural disasters, including those that may be linked to climate change, and/or a pandemic.

When shortages occur, building material suppliers often allocate products among distributors, and sourcing materials from a limited number of suppliers can increase our risk. During the year ended December 31, 2025, we had three suppliers that each contributed 10% or more of total purchases and, in total, represented nearly 35% of total purchases. Although we believe that our relationships with our suppliers are strong and that we would have access to similar products from competing suppliers should products be unavailable from current sources, any supply shortage, particularly of the most commonly sold items, could result in a loss of revenues and reduced margins and damage our reputation and relationships with customers.

A change in supplier pricing and demand could adversely affect our income and gross margins.

Many of the products that we distribute are subject to price changes based upon manufacturers’ raw material costs, energy costs, labor costs, and tariffs as well as other manufacturer pricing decisions. For example, as a distributor of residential roofing supplies, our business is sensitive to asphalt prices, which are highly volatile and often linked to oil prices, as oil is a significant input in asphalt production. Shingle prices have been volatile in recent years, partly due to volatility in asphalt prices. Other products we distribute, such as plywood and OSB, experienced price volatility largely due to supply and demand imbalances in recent years. In addition to the rising costs of commodities and raw materials, supplier pricing and demand can also be affected by inflationary pressures and other conditions that make it more costly for our suppliers to distribute their products to us, such as fuel shortages, fuel cost increases, or labor shortages.

We may also experience price volatility related to the implementation of tariffs on imported steel or other products. For example, certain of our vendors use steel as a product input, and they may increase prices as a result of tariffs incurred or the overall impact of tariffs on domestic steel prices.

Historically, we have generally been able to pass increases in prices on to our customers. Although we often are able to pass on manufacturers’ price increases, our ability to pass on increases in costs in a timely fashion depends on the competitiveness of pricing environments and other market conditions.

By contrast, the inability to pass along cost increases or a delay in doing so could result in lower operating margins. In addition, higher prices could impact demand for these products, resulting in lower sales volumes.

A change in vendor rebates could adversely affect our income and gross margins.

The terms on which we purchase products from many of our vendors entitle us to receive a rebate based on the volume of our purchases. These rebates effectively reduce our costs for products. Vendors may adversely change the terms of some or all of these programs for a variety of reasons, including if market conditions change. Although these changes would not affect the net recorded costs of product already purchased, it may lower our gross margins on products we sell and therefore the income we realize on such sales in future periods.

Risks Related to Acquisitions and our Growth Strategy

We may not be able to identify potential acquisition targets or successfully complete acquisitions on acceptable terms, which could slow our inorganic growth rate.

Our growth strategy includes acquiring other businesses in the building products distribution industry. We continually seek additional acquisition candidates in selected markets, which include engaging in exploratory discussions with potential acquisition candidates, as well as engaging in competitive bidding processes for potential acquisition candidates. We are unable to predict whether or when we will be able to identify any suitable acquisition candidates, or, if we do, the likelihood that any such potential acquisition will be completed. The evaluation of each specific acquisition target business and the negotiation, drafting and execution of relevant transaction agreements and other ancillary documents, disclosure documents and other instruments, requires substantial management time and attention, as well as costs related to fees payable to counsel, accountants and other third parties. Our ability to consummate an acquisition is dependent on a number of factors and conditions that require time, attention and collaboration across multiple parties, including receipt of all necessary regulatory approvals of the contemplated transaction.

Certain acquisition opportunities may not result in the consummation of a transaction. When an identified transaction is not consummated, we are not able to recover the cost spent pursuing such transaction, which reduces the amount of capital available for other identified targets. Failure to complete an acquisition could adversely affect our business as we could be required to pay a termination fee under certain circumstances or be subject to litigation, and our stock price may also suffer as the failure to consummate such an acquisition may result in negative perception in the investment community. Additionally, we may not be able to identify or execute alternative arrangements on favorable terms, if at all.

If we cannot complete acquisitions that we identify on acceptable terms, our inorganic growth rate may decline. In addition, our current and potential competitors have made and may continue to make acquisitions that include acquisition candidates in which we were, or would have been, interested in pursuing and such competitors may establish cooperative relationships among themselves or with third parties. In the event that our inorganic growth does not keep pace with any significant consolidation among businesses in the building products distribution industry, our competitive position could be adversely affected.

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We may not be able to effectively integrate newly acquired businesses into our operations or achieve expected cost savings or profitability from our acquisitions.

Acquisitions involve numerous risks, including:

•	unforeseen difficulties or disruptions in integrating operations, technologies, services, accounting, and employees;
•	diversion of financial and management resources from existing operations;
•	unforeseen difficulties related to entering geographic regions where we do not have prior experience;
•	potential loss of key employees;
•	unforeseen cybersecurity risks related to the businesses acquired or to the manufacturers and vendors the acquired businesses rely on;
•	unforeseen liabilities and expenses associated with businesses acquired; and
•	inability to generate sufficient revenue or realize sufficient cost savings to offset acquisition or investment costs.

As a result, if we fail to evaluate, execute, and integrate acquisitions properly, we might not achieve the anticipated benefits of such acquisitions and we may incur costs in excess of what we anticipate.

We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

Our acquisition strategy is focused on the acquisition of businesses in the building products distribution industry. In pursuing such acquisitions, we may face competition from other potential purchasers. Although the pool of potential purchasers for such businesses is typically small, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be achievable. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.

The implementation of our cost and revenue initiatives to enhance efficiencies and drive organic growth may not be effective and may not improve our results of operations or cash flow from operations as planned.

Our organic growth strategy involves the implementation of a number of cost and revenue initiatives to further increase efficiency and drive growth, including advanced pricing analytics, demand and supply planning tools, financial management tools, and further back-office optimization. The implementation of these initiatives requires investments in management, operational and financial resources, and although we believe these strategies will drive revenue growth, margin and free cash flow, we can make no assurances that these initiatives will generate sufficient revenue or cost savings to recoup the costs of such investments. Further, if we are not able to successfully implement these cost reduction and revenue generating initiatives, our future financial results may suffer.

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Risks Related to Cyclicality, Seasonality, and Weather

Cyclicality in our business and general economic conditions could result in lower revenues and reduced profitability.

A portion of the products we sell are for residential and non-residential construction. The strength of these markets depends on new housing starts and business investment, which are a function of many factors beyond our control, including credit and capital availability, interest rates, foreclosure rates, housing inventory levels and occupancy, changes in the tax laws, employment levels, consumer confidence, and the health of the U.S. economy and mortgage markets. Economic downturns in the regions and markets we serve could result in lower net sales and, since many of our expenses are fixed, lower profitability. Unfavorable changes in demographics, credit markets, consumer confidence, housing affordability, or housing inventory levels and occupancy, or a weakening of the U.S. economy or of any regional or local economy in which we operate, could adversely affect consumer spending, resulting in decreased demand for our products, and adversely affecting our business. In addition, instability in the economy and financial markets, including as a result of terrorism or civil or political unrest, may result in a decrease in housing starts or business investment, which would adversely affect our business.

Seasonality, weather-related conditions, and natural disasters may have a significant impact on our financial results.

The demand for building materials is heavily correlated to both seasonal changes and unpredictable weather patterns. Seasonal demand fluctuations are expected, such as in quarters ending March 31, when winter construction cycles and cold weather patterns typically have an adverse impact on new construction and re-roofing activity. The timing of weather patterns (unseasonable temperatures) and severe weather events (hurricanes, hailstorms, and protracted rain) may impact our financial results within a given period either positively or negatively, making it difficult to accurately forecast demand or results of operations. We expect that these seasonal and weather-related variations will continue in the future.

Certain extreme weather events and natural disasters, such as hurricanes, tornadoes, earthquakes, tropical storms, floods, droughts, and wildfires, may adversely impact us in several ways, including interfering with our ability to deliver our products, impeding our receipt of product from our vendors, disrupting branch staffing, reducing demand for our products, impairing our customers’ ability to pay accounts receivable, and damaging our facilities and inventory, although some of these adverse impacts may be offset by increased demand relating to damage from these weather events and natural disasters. Some of the areas in which we operate, including California, Florida, Louisiana, North Carolina, Texas and other coastal areas, have experienced recent natural disasters and have increased risks of adverse weather or natural disasters. The physical effects of climate change may increase the frequency or severity of natural disasters and other extreme weather events in the future, which could increase our exposure to these risks.

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Risks Related to Information Technology

If we encounter interruptions in the proper functioning of our information technology systems, including from cybersecurity threats, we could experience material problems with our operations, including inventory, collections, customer service, cost control, and business plan execution that could have a material adverse effect on our financial results, including unanticipated increases in costs or decreases in net sales.

Our information technology systems (“IT systems” or “systems”), which include information technology networks, hardware, applications, and the data related thereto, are integral to the operation of our business. We use our IT systems to, among other things, provide complete integration of purchasing, receiving, order processing, shipping, inventory management, delivery routing, sales analysis, cash management, and accounting, as well as to process, transmit, protect, store, and delete sensitive and confidential electronic data, including, but not limited to, employee, supplier, and customer data (“Data”). Our IT systems include third-party applications and proprietary applications developed and maintained by us. We rely heavily on information technology both in serving our customers and in our enterprise infrastructure to achieve our objectives. In certain instances, we also rely on the systems of third parties to assist with conducting our business, which includes, among other things, marketing and distributing products, developing new products and services, operating our website, hosting and managing our services, securely storing Data, processing transactions, purchasing and receiving, billing and accounts receivable management, responding to customer inquiries, managing inventory and our supply chain, and managing our human resources processes and services. As a result, the secure and reliable operation of our IT systems (including its function of securing Data), and those of third parties upon whom we depend, are critical to the successful operation of our business. Any failure or interruption of our IT systems, including the systems of third parties upon whom we depend, could have a material adverse effect on our business, financial results, and reputation.

Although our IT systems and Data are protected through security measures and business continuity plans, our systems and those of third parties upon whom we depend may be vulnerable to: natural disasters; power outages; telecommunication or utility failures; terrorist acts; breaches due to employee error or malfeasance or other insider threats; disruptions during the process of upgrading or replacing computer software or hardware; terminations of business relationships by us or third-party service providers; and disinformation campaigns, damage or intrusion from a variety of deliberate cyber-attacks carried out by insiders or third parties, which are becoming more sophisticated and include computer viruses, worms, gaining unauthorized access to systems for purposes of misappropriating assets or sensitive information either directly or through our vendors and customers, denial of service attacks, ransomware, supply chain attacks, data corruption, malicious distribution of inaccurate information or other malicious software programs that may impact such systems and cause operational disruption. For these IT systems and related business processes to operate effectively, we or our service providers must continually maintain and update them. Delays in the maintenance, updates, upgrading, or patching of these systems and related business processes could impair their effectiveness or expose us to security risks. In addition, if IT systems are damaged, restoration or recovery of those systems may not be achievable in a timely manner.

Even with our policies, procedures, and programs designed to ensure the integrity of our IT systems and the security of Data, we may not be effective in identifying and mitigating every risk to which we are exposed. In some instances, we may have no current capability to detect certain vulnerabilities, which may allow them to persist in the environment over long periods of time.

Additionally, existing and future artificial intelligence (“AI”) capabilities present a growing threat by aiding experienced and inexperienced threat actors in identifying vulnerabilities and crafting increasingly sophisticated and targeted cybersecurity attacks. Vulnerabilities may also be introduced from the use of AI by us, our customers or suppliers. Use of AI by us or such third parties, whether authorized or unauthorized, increases the risk that our proprietary information or intellectual property will be unintentionally disclosed, and may introduce new risks such as inaccurate output.

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Despite the precautions we take to mitigate the risks of such events, any attack on our IT systems or breach of our Data, or the IT systems and Data of third parties upon whom we depend, could result in, but are not limited to, the following: business disruption, misstated or misappropriated financial data, product shortages and/or an increase in accounts receivable aging, an adverse impact on our ability to attract and serve customers, delays in the execution of our business plan, theft of our intellectual property or other non-public confidential information and Data, including that of our customers, suppliers, and employees, liability for stolen assets or information, and higher operating costs including increased cybersecurity protection costs. Such events could harm our reputation and have an adverse impact on our financial results, including the impact of related legal, regulatory, and remediation costs. In addition, if any information about our customers, including payment information, were the subject of a successful cybersecurity attack against us, we could be subject to litigation or other claims by the affected customers. Further, regulatory authorities have increased their focus on how companies collect, process, use, store, share, and transmit personal data. Privacy security laws and regulations, including federal and state laws in the U.S. and federal and provincial laws in Canada, pose increasingly complex compliance challenges, which may increase compliance costs, and any failure to comply with data privacy laws and regulations could result in litigation, significant sanctions, monetary costs, or other harm to us.

Our business may be harmed if we are unable to effectively develop, implement, maintain, enhance, protect and upgrade information technology systems, including those systems of any businesses we acquire.

Our business may be harmed if we are unable to effectively implement our digital transformation initiatives and successfully integrate acquired companies’ IT systems with our own. We expect our customers to continue to demand more sophisticated, fully integrated technology. To keep pace with changing technologies and customer demands, we must correctly address market trends and enhance the features and functionality of our IT systems in response to these trends, which may lead to significant ongoing software development costs. Any failure to respond to these trends in a timely or cost-effective manner could result in decreased demand for our services and a corresponding decrease in revenues.

In addition, we have made and expect to continue to make significant investments in AI and other emerging technologies to remain competitive, but there can be no assurance that our efforts will be successful or that we will be able to recoup the costs of such investments. If we are unable or slow to develop or deploy such emerging technologies in our business, our competitiveness will suffer.

The companies we acquire will need to be integrated with our IT systems, which may cause additional costs, delays or disruption. We may acquire companies with less sophisticated IT systems or cybersecurity practices, which could expose us to increased cybersecurity risks and vulnerabilities. Further, our IT systems need to be sufficiently scalable to support the future growth of our business and may require modifications or upgrades that expose us to additional risks of damage or disruption. Any material delay, disruption, malfunction or similar challenges with our IT systems or those of the companies we acquire could have a material adverse effect on our financial condition, results of operations and cash flows.

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Risks Related to Human Capital

Loss of key talent or our inability to attract and retain new qualified talent could hurt our ability to operate and grow successfully.

Our success will continue to depend to a significant extent on our executive officers and key management personnel, including branch managers. We may not be able to retain our executive officers and key personnel or recruit and attract additional qualified management. The loss of any of our current executive officers or other key management employees, or a delay in recruiting or our inability to recruit and retain qualified employees could adversely affect our ability to operate and make it difficult to execute our strategies to drive growth, scale our operations, enhance customer service, and expand our footprint in key markets. In addition, our operating results could be adversely affected by increased competition for employees, shortages of qualified workers, or higher employee turnover, all of which could have adverse effects on levels of customer service or result in increased employee compensation or benefit costs.

Our business may be adversely affected by work stoppages, union negotiations, labor disputes and other matters associated with our labor force or the labor force of our suppliers or customers.

Any labor disputes, work stoppages, or unionization efforts could result in significant increases in our cost of labor. While we believe that our relations with employees generally and the labor unions that represent our employees (which as of December 31, 2025 was approximately 4.1% of our workforce) are generally good and we have experienced no material strikes or work stoppages recently (and there are no material outstanding labor disputes currently), in the future we could experience these and other types of conflicts with labor unions, other groups representing employees, with the employees of the companies we acquire, or with our employees in general.

Installation, replacement and repair of roofing is a labor-intensive business. Demand for our products may be impacted by our customers’ ability to attract, train, and retain workers. Changes in immigration laws and regulations, trends in labor migration, and increases in our customers’ personnel costs or the inability of our customers to hire sufficient personnel, which may be amplified in tight labor market conditions, could adversely impact our business, financial position, results of operations, and cash flows.

We are dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer. The possibility of the loss of Mr. Jacobs in these roles could have a material adverse effect on QXO’s business, financial condition and results of operations.

We are dependent on the leadership of Brad Jacobs as chairman and chief executive officer and we have benefited substantially from his leadership and performance. Our ability to successfully implement our business strategy depends to a significant extent on the continued service and performance of Mr. Jacobs. Under the terms of Mr. Jacobs’ employment agreement, he is permitted to engage in outside business activities with the permission of our board of directors, so long as any such activities do not unreasonably interfere with the performance of his duties and responsibilities to QXO and do not compete with the business of QXO. The loss of Mr. Jacobs’ services could impair our ability to execute our business plan and could, therefore, have a material adverse effect on our business, financial condition and results of operations.

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The past performance by Brad Jacobs or our management team may not be indicative of future performance or results.

Past performance by Brad Jacobs or our management team, including transactions in which they have participated and businesses with which they have been associated, may not be representative of our future performance or the returns QXO will generate going forward. Our financial condition and results of operations may be influenced by numerous factors, some of which are beyond our control. You should not rely on the historical record of Mr. Jacobs or our management team as indicative of the future performance of an investment of our Company.

Risks Related to Our Industry

A measure of our success is dependent on maintaining our safety record, and an injury to, or death of, any of our employees, customers, or members of the general public related to our business activities could result in material liabilities and reputational injury.

Our business activities include an inherent risk of catastrophic safety incidents that could result in injuries and deaths. The activities we conduct at our customers’ designated delivery locations — which include construction and residential job sites — present a risk of injury or death to our employees, customers, or visitors, notwithstanding our compliance with safety regulations. We may be unable to avoid material liabilities for an injury or death, and our workers’ compensation and other insurance policies may not be adequate or may not continue to be available on terms acceptable to us, or at all, which could result in material liabilities to us.

Further, as a wholesale distributor of roofing materials and other complementary building products, we lease and operate a fleet of commercial motor vehicles, including semi-tractor trailer trucks, flatbed trucks, and forklifts. Accordingly, a safety incident involving our commercial fleet could result in material economic damages, as well as injuries and/or death, for our employees and any other parties involved. Although we believe our aggregate insurance limits should be sufficient to cover our historic claims amounts, participants in commercial distribution and transportation activities (i.e., trucking and transportation) have experienced large verdicts, including some instances in which juries have awarded significant amounts.

In addition, our brand’s reputation is an important asset to our business; as a result, anything that damages our brand’s reputation could materially harm our business, results of operations, and financial condition. For example, negative media reports, whether or not accurate, can materially and adversely affect our reputation.

Moreover, social media has dramatically increased the rate at which negative publicity can be disseminated before there is any meaningful opportunity to respond to or address an issue to protect our reputation.

Our industry is highly fragmented and competitive. If we are unable to compete effectively, our net sales and operating results may be reduced.

The building products distribution industry is highly fragmented and competitive, with relatively low barriers to entry for local competitors. Competition is driven by factors such as pricing, product availability, service quality, delivery capabilities, customer relationships, geographic reach, and breadth of product offerings. Financial stability also plays a critical role, as suppliers and customers consider it when selecting distributors for their products, and it influences the favorability of the terms under which we purchase products from suppliers and sell them to customers.

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Some competitors have been, or may be, acquired by larger companies and therefore may have access to greater financial and other resources than we do. As a result, we may be unable to maintain a cost structure low enough to compete effectively. If we cannot compete successfully, our future net sales and net income could decline.

Regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry.

The state of relationships between other countries and the United States with respect to trade policies, government relations and tariffs may impact our business. The U.S. government has and continues to make significant changes in U.S. trade policy and has taken certain actions that could negatively impact U.S. trade, including imposing tariffs on certain goods imported into the United States. There is concern that the imposition of tariffs by the United States could result in the adoption of tariffs or retaliatory measures by other countries, leading to a global trade war. Such tariffs or sanctions could raise the cost and reduce the supply of building materials and components. Our success in markets we may choose to enter in the future depends substantially on our ability to source local materials on terms that are favorable to us. In the event of a global trade war or regional dispute, local suppliers may choose to allocate their resources to local players in their markets and provide us with less favorable terms. Building products shortages and price increases for building products could cause distribution delays and increase our costs, which in turn could reduce our competitiveness and impact our ability to do business with certain counterparties.

General geopolitical instability and the responses to it, such as the possibility of sanctions, trade restrictions and changes in tariffs, including tariffs imposed by the United States and China, and the possibility of additional tariffs, non-tariff barriers or other trade restrictions between the United States and other countries where we might in the future distribute or sell products, could adversely impact our business. If we fail to anticipate and manage any of these dynamics successfully, our business, financial condition and results of operations could be adversely affected.

Risks Related to the Acquisition of Beacon

We may be unable to integrate Beacon successfully and realize the anticipated benefits of the Beacon Acquisition.

The successful integration of Beacon Roofing Supply, Inc. (“Beacon”) and operations into those of our own and our ability to realize the expected benefits of the transaction are subject to a number of risks and uncertainties, many of which are outside of our control. We will also be required to devote significant management attention and resources to integrating business practices, cultures and operations of each business. The risks and uncertainties relating to integrating the two businesses include, among other things:

•	the challenge of integrating complex organizations, systems, operating procedures, compliance programs, technology, networks and other assets of Beacon;
•	the difficulties harmonizing differences in the business cultures of QXO and Beacon;
•	the inability to successfully integrate our respective businesses in a manner that permits us to achieve the cost savings and other anticipated benefits from the acquisition of Beacon (the “Beacon Acquisition”);
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•	the inability to minimize the diversion of management attention from ongoing business concerns during the process of integrating Beacon into our businesses;
•	the inability to resolve potential conflicts that may arise relating to customer, supplier and other important relationships of our business and Beacon;
•	difficulties in retaining key management and other key employees; and
•	the challenge of managing the expanded operations of a significantly larger and more complex company and coordinating geographically separate organizations.

As a result of the Beacon Acquisition, we expect to realize certain synergies and cost savings. Any synergies and cost savings that we realize may differ materially from our estimates and involve risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such estimates. This information is speculative in nature, and some or all of the assumptions underlying the estimated synergies and cost savings may not materialize or may vary from actual results. Our ability to realize these anticipated synergies and savings is subject to significant uncertainties and you should not place undue reliance on the adjustments in evaluating our anticipated results.

We have incurred substantial expenses to consummate the Beacon Acquisition but may not realize the anticipated benefits. In addition, even if we are able to integrate Beacon successfully, the anticipated benefits of the Beacon Acquisition may not be realized fully, or at all, or may take longer to realize than expected. Given the size and significance of the Beacon Acquisition, we may encounter difficulties in the integration of the operations of Beacon and may fail to realize the full benefits and synergies of the Beacon Acquisition, which could adversely impact our business, results of operation and financial condition.

Beacon may have liabilities that are not known to us.

Beacon may have liabilities that we failed, or were unable, to discover in the course of performing our due diligence investigations of Beacon. We cannot assure you that the indemnification available to us under the Agreement and Plan of Merger dated as of March 20, 2025 in respect of the Beacon Acquisition will be sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business of Beacon or property that we assumed upon consummation of the Beacon Acquisition. We may learn additional information about Beacon that materially adversely affects us, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

Regulatory and General Risk

Our activities and operations are subject to numerous laws and regulations and we could become subject to newly enacted laws and regulations, compliance with which could increase our general and administrative costs. If we violate such laws or regulations, we could face penalties and fines or be required to curtail operations.

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We are subject to various federal, state, provincial, local and other laws and regulations, including, among other things, environmental, climate, transportation, health and safety laws and regulations, tax laws and regulations, and potential tariffs on imported products. Some of the regulations to which we are subject include:

•	transportation regulations promulgated by the U.S. Department of Transportation;
•	work safety regulations promulgated by the Occupational Safety and Health Administration;
•	employment regulations promulgated by the U.S. Equal Employment Opportunity Commission and the U.S. Department of Labor;
•	environmental regulations promulgated by the Environmental Protection Agency; and
•	similar regulations promulgated by state, provincial, and local regulators.

Concern over climate change has led to, and may in the future lead to, new or increased legal and regulatory requirements designed to reduce or mitigate the effects of climate change, which could increase our operating or capital expenses and compliance burdens.

Applicable laws and regulations require us to obtain and maintain permits and approvals and implement programs and procedures to control risks associated with our operations. Compliance in these or other areas may increase our general and administrative costs and adversely affect our financial condition, operating results, and cash flows. Moreover, failure to comply with the regulatory requirements applicable to our business could expose us to investigation, enforcement actions, litigation, and substantial fines and penalties that could adversely affect our financial condition, results of operations, and cash flows.

These laws, regulations, or rules and their interpretation and application may also change from time to time and those changes could be substantial and have a material adverse effect on our business, financial condition, results of operations, and cash flows. We cannot predict the nature and timing of future developments in law and regulations and whether we will be successful in meeting future demands of regulatory bodies in a manner which will not materially adversely affect us.

We may be subject to periodic litigation, regulatory proceedings and enforcement actions, which may adversely affect our business and financial performance.

From time to time, we are involved in lawsuits, regulatory proceedings and enforcement actions, brought or threatened against us in the ordinary course of business. Our business is subject to the risk of claims involving current and former employees, affiliates, suppliers, competitors, stockholders, government regulatory agencies or others through private actions, class actions, whistleblower claims, administrative proceedings, antitrust enforcement, regulatory actions or other proceedings.

Due to the inherent uncertainties of litigation, it is often difficult to accurately predict the ultimate outcome of any such actions or proceedings. The outcome of litigation, particularly class action lawsuits and regulatory actions, is often difficult to assess or quantify, as plaintiffs may seek injunctive relief or recovery of very large or indeterminate amounts in these types of lawsuits, and the magnitude of the potential loss may remain unknown for substantial periods of time. In addition, plaintiffs in many types of actions may seek punitive damages, civil penalties, consequential damages or other losses, or injunctive or declaratory relief. These proceedings or actions could result in substantial cost and may require us to devote substantial resources to defend ourselves and distract our management from the operation of our business. While we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. We may therefore incur significant expenses defending any such suit or government charge and may be required to pay amounts or otherwise change our operations in ways that could adversely affect our results of operations and financial condition.

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Risks Related to the TopBuild Acquisition

Our rebranding initiatives may not achieve their intended benefits and could adversely affect our business.

Following the completion of the acquisition of TopBuild Corp. (“TopBuild”), we plan to rebrand certain of TopBuild’s existing brands or integrate them under the QXO brand identity. There can be no assurance that any such rebranding efforts will be successful or achieve their intended benefits. Rebranding involves significant risks, including the potential loss of brand recognition and customer loyalty built over many years, confusion among existing customers and business partners and disruption to ongoing customer relationships. Customers who have long-standing relationships with TopBuild’s legacy brands may choose to seek alternative providers if they perceive a decline in service quality or a loss of the brand identity with which they have become familiar. In addition, any negative market perception associated with the rebranding could harm our reputation and competitive position. If our rebranding initiatives are not successful, or if they result in customer attrition, reduced revenues, or other adverse effects, our business, financial condition and results of operations could be materially and adversely affected.

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